                                                                     Exhibit 5.1

                       Wilson Sonsini Goodrich & Rosati

                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811


                                March 5, 2001



Centillium Communications, Inc.
47211 Lakeview Boulevard
Fremont, California  94538

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 6, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,981,806 shares of your common stock reserved for issuance pursuant to your 1997 Stock Plan, 330,301 shares of your common stock reserved for issuance pursuant to your 2000 Employee Stock Purchase Plan, 5,000,000 shares of your common stock reserved for issuance pursuant to your 2001 Nonstatutory Stock Option Plan, and 58,628 shares of your common stock to be issued upon the exercise of options granted under the vEngines, Inc. 2000 Stock Incentive Plan (collectively, the "Shares"). As your legal counsel, we reviewed the actions taken and proposed to be taken by you and in connection with the proposed sale and issuance of the Shares.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation